                                                                    Exhibit 99.1



                        [VION PHARMACEUTICALS, INC. LOGO]


                                COMPANY CONTACT:    VION PHARMACEUTICALS, INC.
                                                    Howard B. Johnson, President
                                                    (203) 498-4210 phone



         VION INITIATES PHASE II TRIAL OF CLORETAZINE(TM) (VNP40101M) IN PATIENTS WITH ACUTE MYELOID LEUKEMIA OR MYELODYSPLASTIC SYNDROMES


NEW HAVEN, CT, MARCH 29, 2004 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) announced today that it had initiated a Phase II trial of its anticancer agent CLORETAZINE(TM) (VNP40101M) as a single agent in patients with acute myeloid leukemia (AML) or myelodysplastic syndromes (MDS).

Vion expects to accrue up to a total of 80 patients to the trial, which will be conducted in multiple sites in the U.S. and Europe. The objective of the study is to determine the response rate of CLORETAZINE(TM) (VNP40101M) in the following patient groups: patients with AML or high-risk MDS (high-risk indicates disease with poor prognostic characteristics) who are older than 60 years old and have not received prior chemotherapy; and AML patients of any age who have relapsed after a first complete remission that lasted less than twelve months.

Dr. Mario Sznol, Vice President, Clinical Affairs, stated, "Despite the substantial amount of prior treatment for most patients in the Phase I trial of CLORETAZINE(TM) (VNP40101M) in advanced hematologic malignancies, evidence of activity was demonstrated, and CLORETAZINE(TM) (VNP40101M) was well-tolerated. Therefore, we are optimistic that in the current Phase II trial, which includes patients with less prior treatment, CLORETAZINE(TM) (VNP40101M) will show promising single-agent activity."

He added, "We also hope to confirm the good safety profile for CLORETAZINE(TM) (VNP40101M) which would make the drug attractive in the elderly population and create an opportunity for more effective treatment in combination with standard agents. This trial is an important component of the overall development plan for CLORETAZINE(TM) (VNP40101M)."

CLORETAZINE(TM) (VNP40101M) has been evaluated in four Phase I trials to date, two in leukemia and two in solid tumors. Of these trials, a Phase I trial of CLORETAZINE(TM) (VNP40101M) in combination with Ara-C in patients with advanced leukemia continues to accrue patients. Results from this trial will be presented at the Annual Meeting of the American Society of Clinical Oncology (ASCO) in June 2004.

In March 2004, the U.S. Food and Drug Administration designated CLORETAZINE(TM) (VNP40101M) as a fast track program in relapsed or refractory acute myeloid leukemia.

Vion Pharmaceuticals, Inc. is developing novel agents for the treatment of cancer. Vion has two agents in clinical trials: Triapine(R), a potent inhibitor of a key step in DNA synthesis and CLORETAZINE(TM)

(VNP40101M), a unique sulfonyl hydrazine alkylating agent. Vion is also developing and has an option to license several heterocyclic hydrazones which have demonstrated potent anti-tumor activity in preclinical studies. Additional agents in preclinical studies include: KS119, a hypoxia-selective compound from the sulfonyl hydrazine class and TAPET(R), a modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its product development programs, visit the Company's Internet web site at www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended December 31, 2002. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                      # # #